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                               SECOND AMENDMENT TO
                             SUBORDINATION AGREEMENT
                                                                    EXHIBIT 10.3

         THIS SECOND AMENDMENT TO SUBORDINATION AGREEMENT ("Amendment") is made as of the 28th day of October, 1998, by and among D.I.Y. HOME WAREHOUSE, INC., (herein called the "Debtor"), NATIONAL CITY BANK, formerly known as National City Bank, Columbus (herein called "NCB"), and OLD KENT BANK, formerly known as Old Kent Bank and Trust Company (herein called "Old Kent") (NCB and Old Kent each herein separately called a "Bank" and collectively called the "Banks"), and EDGEMERE ENTERPRISES, INC. (formerly Erb Lumber Co.) (herein called "Creditor").


                                WITNESSETH THAT:

         WHEREAS, Banks, Debtor, and Creditor entered into a certain Subordination Agreement dated December 7, 1994 as amended by a First Amendment to Subordination Agreement dated December 22, 1995 (collectively, "Subordination Agreement"), pursuant to which Creditor subordinated the Existing Debt (as defined in the Subordination Agreement) of Debtor to Creditor in the original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) to all indebtedness of Debtor to Banks;

         WHEREAS, Banks and Debtor entered into a certain Revolving Credit Agreement dated December 7, 1994, as amended, pursuant to which Banks agreed to loan to Borrower on a revolving credit basis ("Loan") an aggregate amount not to exceed Twenty-Three Million Dollars ($23,000,000.00); and

         WHEREAS, Debtor, NCB and Old Kent desire that the Subordination Agreement shall remain in full force and effect even though the Loan has been repaid because Debtor is indebted to NCB on other loans;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, Creditor and Banks agree as follows:

         1. Payment of Loan. Debtor, Creditor and Banks acknowledge Debtor has repaid the Loan in full.

         2. Full Force and Effect. Notwithstanding the fact Debtor has repaid the Loan, Creditor hereby acknowledges that the Subordination Agreement shall remain in full force and effect until such time as Debtor has repaid any and all other indebtedness (as defined in the Subordination Agreement) to NCB.

         3. Ratification. The Subordination Agreement is in all respects ratified and confirmed by the parties hereto, and the Subordination Agreement and this Amendment shall be read, taken


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and construed as one and the same instrument. Except as modified hereby, the
Subordination Agreement remains unchanged.



         4. Counterparts. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK, formerly                D.I.Y. HOME WAREHOUSE, INC.
known as National City Bank, Columbus

By:    /s/ JOSEPH KWASNY                    By:   /s/ ERIC I. GLASSMAN
       ------------------------                   ---------------------------
Name:  Joseph Kwasny                        Name: Eric I. Glassman
Its:   Vice President                       Its:  V.P. - Chief Financial Officer


OLD KENT BANK, formerly known as            EDGEMERE ENTERPRISES, INC.
Old Kent Bank and Trust Company

By:   /s/ ROBERT F. GRANT                   By:   /s/ CARL CRAFT
      -------------------------                   ----------------------------
Name: Robert F. Grant                       Name: Carl Craft
Its:  Senior Vice President                 Its:  President


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